
<ARTICLE> 5
<LEGEND>
This financial data schedule for the quarter ended March 31, 1998 contains summary financial information which is incorporated by reference from the 1998 quarterly report and extracted from the Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, and Condensed Consolidated
Statements of Cash Flows, and is qualified in its entirety by reference to the financial statements and the notes thereto within this report on form 10-Q.

Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under the federal securities laws, except to the extent that the financial statements and other information from which the data were extracted violate the federal securities laws. Also, pursuant to item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), the schedule shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 and Section 323 of the Trust Indenture Act of
1939, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.
</LEGEND>
<CIK> 0001012704
<NAME> UGLY DUCKLING CORP
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1996
<PERIOD-END>                               MAR-31-1998             MAR-31-1997
<CASH>                                             514                  73,237
<SECURITIES>                                    15,181                   4,147
<RECEIVABLES>                                   59,162                  16,360
<ALLOWANCES>                                     6,153                   1,438
<INVENTORY>                                     25,458                   8,793
<CURRENT-ASSETS>                                     0<F1>                       0<F1>
<PP&E>                                          49,033                  27,060
<DEPRECIATION>                                 (5,528)                 (2,914)
<TOTAL-ASSETS>                                 288,863                 205,015
<CURRENT-LIABILITIES>                                0<F1>                       0<F1>
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                       173,724                 171,274
<OTHER-SE>                                       7,286                   2,969
<TOTAL-LIABILITY-AND-EQUITY>                   288,863                 205,015
<SALES>                                         72,972                  18,211
<TOTAL-REVENUES>                                85,448                  22,296
<CGS>                                           40,363                   9,164
<TOTAL-COSTS>                                        0                       0
<OTHER-EXPENSES>                                23,147                   8,440
<LOSS-PROVISION>                                15,034                   3,261
<INTEREST-EXPENSE>                                 647                     177
<INCOME-PRETAX>                                  6,257                   1,254
<INCOME-TAX>                                     2,511                     499
<INCOME-CONTINUING>                              3,746                     755
<DISCONTINUED>                                 (5,612)                   2,507
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                   (1,866)                   3,262
<EPS-PRIMARY>                                   (0.10)                    0.21
<EPS-DILUTED>                                   (0.10)                    0.20<F1>

<F1>Unclassified Balance Sheet

